Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Trust II, Inc. (SST II) Acquires Three Facilities

in the Greater Toronto Area for Approximately $53.1 Million CAD

TORONTO, Canada — February 11, 2016 — Strategic Storage Trust II, Inc. (SST II) — which is sponsored by SmartStop Asset Management, LLC — recently purchased three self storage facilities for approximately $53.1 million CAD. Located in the Greater Toronto Area (GTA) of Canada, this portfolio totals approximately 2,570 units and approximately 232,200 rentable square feet.

“We are excited about our continued expansion into the GTA due to its strong demographics,” said H. Michael Schwartz, chairman and CEO of SST II. “We are seeking to acquire a portfolio of 100+ properties in the GTA among our affiliate companies over the next five years.”

The first property is a 900 unit two-story building located at 1207 Appleby Line in Burlington. It was built in 2011 and has approximately 79,700 rentable square feet and sits on approximately 3.5 acres.

The second property is an 850 unit two-story building located at 530 Martin St. in Milton. It was built in 2006 and has approximately 70,100 rentable square feet and sits on approximately 1.96 acres.

The last property was completed in 2016 and is an 820 unit three-story building located at 2055 Cornwall Rd. in Oakville. It has approximately 82,400 rentable square feet and sits on approximately 3.51 acres.

“These properties are well located in growing marketplaces,” said Wayne Johnson, CIO of SST II. “We look forward to providing excellent service to our customers in the GTA.”

About Strategic Storage Trust II, Inc. (SST II)

Strategic Storage Trust II, Inc. (SST II) is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio includes approximately 22,600 self storage units and approximately 2.4 million rentable square feet of storage space.

About SmartStop Asset Management, LLC

SmartStop Asset Management, LLC is a diversified real estate company with a managed portfolio that currently includes approximately 37,000 self storage units and approximately 4.1 million rentable square feet. The company is the asset manager for 59 self storage facilities located throughout the United States and Toronto, Canada. SmartStop Asset Management is the sponsor of SST II and Strategic Storage Growth Trust, Inc. (SSGT), a public non-traded REIT focused on opportunistic self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. In 2015, key executives at Smartstop Asset Management negotiated the sale of SmartStop Self Storage Inc. (Smartstop), a fully integrated, self-administered and self-managed self storage company, owning and/or operating 170 self storage properties in 21 states and Toronto, Canada, to Extra Space Storage Inc., the second-largest storage operator in the United States, in a merger transaction with SmartStop having an enterprise value of $1.4 billion.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.